SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑ Definitive Information Statement

ENIGMA SOFTWARE GROUP, INC.

 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A

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(4) Date Filed: N/A

ENIGMA SOFTWARE GROUP, INC.

2 Stamford Landing, Suite 100

Stamford, CT 06902

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

TO ALL STOCKHOLDERS:

This Information Statement is first being mailed on or about April 16, 2007 to the holders of record of the common stock, par value $0.001 (the “Common Stock”) of Enigma Software Group, Inc. (“we”, “us” or the “Company”) as of the close of business on March 13, 2007 (the “Record Date”). This Information Statement relates to a certain action taken by the written consent of the holders of a majority of the Company's outstanding Common Stock, dated March 13, 2007 (the “Written Consent”).

The Written Consent authorized, effective upon the 21st day following the mailing of this Information Statement to the stockholders of the Company, the following:

(1) To adopt the following amendments to the Company’s 2005 Stock Option and Grant Plan (the “Plan”) to (a) increase the number of shares of Common Stock reserved and available for issuance under the Plan from 3,000,000 shares of Common Stock to 9,000,000 shares of Common Stock, (b) automatically grant stock options to new members of the Board of Directors (the “Board”), who are not employees of the Company, to purchase 75,000 shares of Common Stock, (c) automatically grant annual stock options to every Board member, who is not an employee of the Company, to purchase 25,000 shares of Common Stock, and (d) grant one time stock options to every Board member, who is not an employee of the Company, if such individual was a member of the Board prior to the date of the amendment of the Plan, to purchase 100,000 shares of the Common Stock (the “Plan Amendments”).

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and the Company's Bylaws to approve the Plan Amendments. Accordingly, the Plan Amendments shall not be submitted to the Company's other stockholders for a vote.

This Information Statement is being furnished to you to provide you with material information concerning the action taken in connection with the Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated there under, including Regulation 14C. This Information Statement also constitutes notice under Section 228 of the DGCL of the action taken in connection with the Written Consent.

Only one Information Statement is being delivered to two or more security holders who share an address, unless the Company has received contrary instruction from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by writing to us at 2 Stamford Landing, Suite 100, Stamford, CT 06902, Attn: Richard M. Scarlata.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Date: April 12, 2007

Alvin Estevez
                                President and Chief Executive Officer

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to stockholders of the Company in connection with the prior receipt by the Board of approval by Written Consent of the holders of a majority of the Company's Common Stock of the proposal to approve the Plan.

The Board also believes it is in the best interests of the Company to approve the Plan in order to create a means by which to grant equity to the Board, employees and consultants so as to more closely tie their interests to that of the stockholders.

This Information Statement is being first sent to stockholders on or about April 13, 2007. The Plan Amendments will become effective on the 21st day following the mailing of this Information Statement to the Company’s stockholders.

Meeting Not Required

The Plan Amendments were approved by the Written Consent. No further vote is required to approve the Plan Amendments.

Furnishing Information

This Information Statement is being furnished to all holders of Common Stock of the Company. The Company’s filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenters’ rights of appraisal applicable to the action authorized by the Written Consent.

Proposals by Security Holders

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

Voting Securities and Principal Holders Thereof

The Plan requires the approval of a majority of the outstanding shares of Common Stock. Each holder of Common Stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on the Record Date. As of the Record Date, the Company had 4,191,266 shares of Common Stock issued and outstanding.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of March 22, 2007, for: (i) each person who is known by the Company to beneficially own more than 5 percent of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Named Executive Officers, and (iv) all directors and executive officers as a group. As of March 22, 2007, the Company had 4,191,266 shares of Common Stock outstanding.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Percentage of Total Voting Power	Position

Colorado Stark	6,056,872(2)	34.3%	34.3%	Executive Chairman & Director

Alvin Estevez	5,995,129(2)	33.9%	33.9%	President & CEO and Director

Dutchess Private Equities Fund, LP, Dutchess Private Equities Fund, II, LP	1,397,088	7.9%	7.9%

Edwin J. McGuinn, Jr.	0	0	0	Director

Richard M. Scarlata	0	0	0	CFO & Treasurer

Guy Bitetto	398,609	2.26%	2.26%	Secretary

Directors and Executive Officers as a Group (4 persons)	12,052,001	68.2%	68.2%

__________________________

(1) Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.

(2) Includes all shares of Common Stock underlying Messrs. Stark and Estevez’ Preferred Stock that they may obtain within 60 days, assuming the conversion of the 1,397,088 shares underlying the Dutchess Debentures.

The following table sets forth certain information with respect to the beneficial ownership of the Preferred Stock of the Company as of March 22, 2007, for: (i) each person who is known by the Company to beneficially own more than 5 percent of the Company’s Preferred Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Named Executive Officers, and (iv) all directors and executive officers as a group. As of March 22, 2007, the Company had 7,433,988 shares of Preferred Stock outstanding.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Percentage of Total Voting Power	Position

Colorado Stark	3,736,036	50.3%	50.3%	Executive Chairman & Director

Alvin Estevez	3,697,952	49.7%	49.7%	President & CEO and Director

Edwin J. McGuinn, Jr.	0	0	0	Director

Richard M. Scarlata	0	0	0	CFO & Treasurer

Directors and Executive Officers as a Group (4 persons)	7,433,988	100%	100%

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

PROPOSAL

THE AMENDED 2005 STOCK OPTION AND GRANT PLAN

General

On March 13, 2007, the Board adopted the Plan Amendments, subject to the receipt of stockholder approval of the Plan Amendments. The Written Consent provides the necessary stockholder approval of the Plan Amendments.

The Board believes it is important to adopt the Plan Amendments so as to provide a mechanism to grant additional stock options and other stock awards to directors, employees and consultants as an incentive and to tie their interests closer to those of our stockholders. In addition, the Board believes it is important to have reserved a sufficient number of shares to support stock option grants and awards for the foreseeable future. The Plan will become effective on the 21st day following the mailing of this Information Statement to the Company’s stockholders.

Following is a summary of the Plan Amendments. The amended Plan is attached for your review hereto as Exhibit A. All capitalized terms not defined herein shall have the same meaning ascribed to them within the Plan.

Summary Description of the Plan Amendments

Shares Issuable. The aggregate number of shares that are available for issuance under the Plan are 9,000,000. The Board increased the number of shares available for issuance under the Plan from 3,000,000 shares to 9,000,000 shares.

Stock Options. The Plan was further amended to grant members of the Board with stock options upon joining the Board, annually, and a one time special grant.

Initial Grant. Upon a Board member who is not an employee joining the Board, such member shall receive a grant of Stock Options to purchase 75,000 shares of Stock with an exercise price equal to the Fair Market Value. The Option shall vest 25,000 Shares on the one year anniversary of the date of grant, 25,000 Shares on the second anniversary of the date of grant, and 25,000 Shares on the three year anniversary of the date of grant as long as the Board member is still a member of the Board as of such date. The Option shall have a term of ten years.

Annual Grant. Every Board member who is not an employee shall be entitled to an annual grant of Stock Options to purchase 25,000 Shares on the last trading day in March following the first anniversary of the member joining the Board. The Options shall fully vest on the date of grant with a term of ten years. The exercise price shall be the Fair Market Value.

Special Grant. Every Board member who is not an employee and has been a Board Member prior to the date of the amendment of the Plan, shall be entitled to a one time special grant of Stock Options to purchase 100,000 Shares on the last trading day of the month in which the amendment of the Plan is adopted. The Options shall fully vest on the date of grant with a term of ten years. The exercise price shall be the Fair Market Value.

REQUIRED VOTES

The Plan Amendments were approved pursuant to the Written Consent. No further vote is required to approve the Plan Amendments.

Votes Obtained

The following individuals own the number of shares and percentages set forth opposite their names and executed the Written Consent:

Name of Owner	Amount of Ownership	Percentage of Class
Colorado Stark	6,056,872	34.3%

Alvin Estevez	5,995,129	33.9%

Total	12,052,001	68.2%

Interest of Certain Persons in Favor of or in Opposition of the Amendments to the Plan

Members of the Board, as a result of stock option grants, will receive a direct benefit from the Company’s Plan Amendments.

By Order of the Board of Directors

Alvin Estevez, President and Chief Executive Officer

EXHIBIT A

Enigma Software Group, Inc.

Amendment No. 1 to the 2005 Stock Option and Grant Plan

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Enigma Software Group, Inc. 2005 Stock Option and Grant Plan (the “Plan”).

2. Amendment. Subject to the terms and conditions set forth herein, Sections 3, 5 and 13 of the Plan are hereby amended to provide as follows:

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)  Stock Issuable. The maximum aggregate number of shares of Stock reserved and available for issuance under the Plan shall be 9,000,000 of shares of common stock of the Company. The foregoing share numbers are subject to adjustment as provided in Section 3(b). For purposes of this Section 3(a), the shares of Stock underlying any Awards which are forfeited, canceled, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized, but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

SECTION 5. STOCK OPTIONS

(d) Board Non-Qualified Stock Options.

(i)  Initial Grant. Upon a Board member who is not an employee joining the Board, such member shall receive a grant of Stock Options to purchase 75,000 shares of Stock with an exercise price equal to the Fair Market Value. The Option shall vest 25,000 Shares on the one year anniversary of the date of grant, 25,000 Shares on the second anniversary of the date of grant, and 25,000 Shares on the three year anniversary of the date of grant as long as the Board member is still a member of the Board as of such date. The Option shall have a term of ten years.

(ii)  Annual Grant. Every Board member who is not an employee shall be entitled to an annual grant of Stock Options to purchase 25,000 Shares on the last trading day in March following the first anniversary of the member joining the Board. The Options shall fully vest on the date of grant with a term of ten years. The exercise price shall be the Fair Market Value.

(iii)  Special Grant. Every Board member who is not an employee and has been a Board Member prior to the date of the amendment of the Plan, shall be entitled to a one time special grant of Stock Options to purchase 100,000 Shares on the last trading day of the month in which this amendment of the Plan is adopted. The Options shall fully vest on the date of grant with a term of ten years. The exercise price shall be the Fair Market Value.

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SECTION 13. EFFECTIVE DATE OF PLAN

(b)  The Plan is effective on May 7, 2007 (the “Effective Date”), subject to approval by the stockholders of the Company, in the manner and within the time required under Section 422(b)(2) of the Code. Any increase in the maximum aggregate number of shares of Stock issuable under the Plan pursuant to Section 3 shall be approved by stockholders of the Company within twelve (12) months of approval of such increase by the Board in accordance with applicable law; provided that no new shares of Stock associated with such increase may be issued hereunder prior to such approval. Subject to such approvals by the stockholders and to the requirement that no shares of Stock may be issued hereunder prior to such approval, Awards may be granted hereunder on and after adoption of the Plan by the Board.

3. Effect on the Plan. Except as specifically amended herein, the Plan shall remain in full force and effect, and is hereby ratified and confirmed.

APPROVED BY THE BOARD OF DIRECTORS:  March 13, 2007

APPROVED BY THE STOCKHOLDERS:         March 13, 2007

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